Exhibit 99.1

Guardion Health Sciences Declares Cash Dividend of

$5.00 Per Share of Common Stock

HOUSTON, TEXAS – August 21, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”) today announced that its Board of Directors declared a cash dividend in an amount equal to $5.00 per share of common stock held by its stockholders of record on September 9, 2024 and a payment date of September 23, 2024.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the completion of the Company’s Plan of Liquidation and Dissolution, the use of the proceeds received from the sale of the Viactiv business, the Company’s decision to continue to fund or wind-down its operations subsequent to the sale of the Viactiv business, the sale or other disposition of the Company’s ocular healthcare business, the exploration, timing and feasibility of alternatives to the Company’s Plan of Liquidation and Dissolution, the payment of a cash dividend on the Company’s common stock supply chain disruptions, a potential recession and the condition of the economy in general, the Company’s ability to successfully market its remaining products and inventory, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208